Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS FIRST QUARTER FISCAL 2020 RESULTS AND DECLARES QUARTERLY DIVIDEND

Comparable store restaurant sales growth and traffic outperform the casual dining industry

Board declares quarterly dividend of $1.30 per share

LEBANON, Tenn. – November 26, 2019 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the first quarter ended November 1, 2019.

First Quarter Fiscal 2020 Highlights

•	Comparable store restaurant sales growth of 2.1% and traffic of -1.5% outperformed the casual dining industry.

•	As previously announced, the Company acquired Maple Street Biscuit Company in an all-cash transaction for $36 million.

•	The Company repurchased $14.2 million in shares in the first quarter.

•

GAAP earnings per diluted share were $1.79 compared to prior year first quarter earnings per diluted share of $1.96. This figure includes unfavorable impacts to earnings per diluted share for the quarter of ($0.11) related to transactional and integration expenses associated with the acquisition of Maple Street Biscuit Company and ($0.25) from the Company’s equity method investment in its unconsolidated subsidiary Punch Bowl Social.

•	The Company’s Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock, payable on February 5, 2020 to shareholders of record on January 17, 2020.

Commenting on the first quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I’m encouraged by our start to the fiscal year. While we faced headwinds from the softening trend in industry traffic and comparable store sales, I was pleased we again outperformed the casual dining industry, and we delivered solid operating income growth. Additionally, we completed our acquisition of Maple Street Biscuit Company, a strong brand with attractive unit economics and growth potential, which accelerates our penetration in the breakfast and lunch-focused fast casual category. We believe this acquisition and our previously announced strategic relationship with Punch Bowl Social will provide complementary growth vehicles for delivering long-term value creation.”

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Cracker Barrel Reports First Quarter Fiscal 2020 Results

November 26, 2019

First Quarter Fiscal 2020 Results

Revenue

The Company reported total revenue of $749.0 million for the first quarter of fiscal 2020, representing an increase of 2.1% over the first quarter of the prior year. Cracker Barrel comparable store restaurant sales increased 2.1%, as a 3.6% increase in average check offset a 1.5% decrease in comparable store restaurant traffic. The average menu price increase for the quarter was approximately 2.3%. Comparable store retail sales decreased 0.9% from the prior year quarter.

Cracker Barrel comparable store restaurant traffic, average check, and comparable store restaurant sales and retail sales for the first quarter were as follows:

First Quarter
Comparable restaurant traffic	-1.5%
Average check	3.6%
Comparable restaurant sales	2.1%
Comparable retail sales	-0.9%

Operating Income

Operating income in the first quarter was $63.4 million, or 8.5% of total revenue, an increase from the prior year quarter of $61.7 million, or 8.4% of total revenue. As a percentage of total revenue, reductions in cost of goods sold was partially offset by increases in other operating expenses.

Earnings per Diluted Share

GAAP earnings per diluted share were $1.79 compared to prior year first quarter earnings per diluted share of $1.96. This figure includes unfavorable impacts to earnings per diluted share for the quarter of ($0.11) related to transactional and integration expenses associated with the acquisition of Maple Street Biscuit Company and ($0.25) from the Company’s equity method investment in its unconsolidated subsidiary Punch Bowl Social.

Share Repurchases

The Company repurchased $14.2 million in shares in the first quarter.

Quarterly Dividend Declared

The Company’s Board of Directors declared a quarterly dividend to common shareholders of $1.30 per share, payable on February 5, 2020 to shareholders of record on January 17, 2020.

Fiscal 2020 Outlook

The Company provided the following updated outlook for fiscal 2020:

•	GAAP earnings per diluted share between $8.50 and $8.65

•

This includes an expected loss from the Company’s equity method investment in its unconsolidated subsidiary, Punch Bowl Social, resulting in an unfavorable GAAP earnings per diluted share impact of approximately ($0.80). This estimate includes expenses related to growth such as pre-opening expenses, the expected impact from unit closure expenses, and updated business performance expectations.

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Cracker Barrel Reports First Quarter Fiscal 2020 Results

November 26, 2019

•

This also includes transactional and integration expenses related to the Company’s acquisition of Maple Street Biscuit Company, which are expected to result in an unfavorable impact to GAAP earnings per diluted share of approximately ($0.15).

•	Total revenue of $3.15 billion to $3.20 billion

•	Cracker Barrel comparable store restaurant sales growth of approximately 2.0%

•	Cracker Barrel comparable store retail sales growth of approximately 1.0%

•	Operating income margin of approximately 9.0% as a percent of total revenue

•	Depreciation expense of $110 million to $115 million

•	Capital expenditures of $115 million to $125 million

•	Net interest expense of approximately $12 million, which includes the benefit of interest income resulting from the Company’s lending to Punch Bowl Social

•

An effective tax rate of between 16.0% and 17.0%, which assumes a renewal of the Work Opportunity Tax Credit and includes an expected tax benefit from the projected loss from the Company’s equity method investment in Punch Bowl Social

The Company reminds investors that its outlook for fiscal 2020 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2020 First Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through December 10, 2019.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping — all at a fair price. By creating a world filled with hospitality and charm through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company and Holler and Dash® restaurants. For more information about the company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY 2020 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,”

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Cracker Barrel Reports First Quarter Fiscal 2020 Results

November 26, 2019

“would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, and weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future, including our acquisition and integration of Maple Street Biscuit Company and our non-controlling ownership interest in Punch Bowl Social; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Fiscal 2020 Results

November 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
			Percentage
	11/1/19	11/2/18	Change
Total revenue	$749,040	$733,543	2%
Cost of goods sold, exclusive of depreciation and rent	219,814	222,293	(1)
Labor and other related expenses	263,314	258,159	2
Other store operating expenses	162,908	152,478	7

Store operating income	103,004	100,613	2
General and administrative expenses	39,631	38,935	2

Operating income	63,373	61,678	3
Interest expense	3,580	4,349	(18)

Pretax income	59,793	57,329	4
Provision for income taxes	10,590	10,122	5

Income (loss) from unconsolidated subsidiary	(5,980)	0

Net income	$43,223	$47,207	(8)

Earnings per share – Basic:	$1.80	$1.97	(9)

Earnings per share – Diluted:	$1.79	$1.96	(9)

Weighted average shares:
Basic	24,038,354	24,022,586	0
Diluted	24,103,922	24,073,722	0
Ratio Analysis
Total revenue:
Restaurant	81.0%	80.6%
Retail	19.0	19.4

Total revenue	100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	29.3	30.3
Labor and other related expenses	35.2	35.2
Other store operating expenses	21.7	20.8

Store operating income	13.8	13.7
General and administrative expenses	5.3	5.3

Operating income	8.5	8.4
Interest expense	0.5	0.6

Pretax income	8.0	7.8
Provision for income taxes	1.4	1.4

Income (loss) from unconsolidated subsidiary	(0.8)	0.0
Net income	5.8%	6.4%

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Cracker Barrel Reports First Quarter Fiscal 2020 Results

November 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	11/1/19	11/2/18
Assets
Cash and cash equivalents	$43,209	$101,631
Accounts receivable	22,104	21,545
Inventory	188,719	181,569
Prepaid expenses and other current assets	39,381	20,989
Property and equipment, net	1,177,969	1,157,979
Operating lease right-of-use assets, net	473,488	0
Investment in unconsolidated subsidiary	83,120	0
Other long-term assets	109,897	75,884

Total assets	$2,137,887	$1,559,597

Liabilities and Shareholders’ Equity
Accounts payable	$145,945	$131,156
Other current liabilities	296,712	245,148
Long-term debt	485,000	400,000
Long-term operating lease liabilities	467,085	0
Other long-term obligations	81,177	130,756
Deferred income taxes	56,184	52,359
Shareholders’ equity, net	605,784	600,178

Total liabilities and shareholders’ equity	$2,137,887	$1,559,597

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Cracker Barrel Reports First Quarter Fiscal 2020 Results

November 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Three Months Ended
	11/1/19	11/2/18
Cash flows from operating activities:
Net income	$43,223	$47,207
Net loss from unconsolidated subsidiary	5,980	0
Depreciation and amortization	28,678	24,838
Loss on disposition of property and equipment	1,740	3,056
Impairment	664	0
Share-based compensation, net of excess tax benefit	1,798	2,089
Noncash lease expense	15,330	0
(Increase) in inventories	(33,534)	(25,316)
Increase in accounts payable	11,848	8,824
Net changes in other assets and liabilities	(30,892)	(1,071)

Net cash provided by operating activities	44,835	59,627

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(27,828)	(36,746)
Proceeds from sale of property and equipment	1,534	80
Notes receivable from unconsolidated subsidiary	(16,000)	0
Acquisition of business, net of cash acquired	(32,971)	0

Net cash (used in) investing activities	(75,265)	(36,666)

Cash flows from financing activities:
Net proceeds from long-term debt	85,000	0
Taxes withheld from issuance of share-based compensation awards	(1,994)	(2,016)
Purchases and retirement of common stock	(14,188)	0
Deferred financing costs	0	(3,022)
Dividends on common stock	(32,063)	(30,948)

Net cash provided by (used in) financing activities	36,755	(35,986)

Net increase (decrease) in cash and cash equivalents	6,325	(13,025)
Cash and cash equivalents, beginning of period	36,884	114,656

Cash and cash equivalents, end of period	$43,209	$101,631

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Cracker Barrel Reports First Quarter Fiscal 2020 Results

November 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	First Quarter Ended
	11/1/19	11/2/18
Company-owned units in operation:
Cracker Barrel stores open at beginning of period	660	653
Holler & Dash units open at beginning of period	7	7

Total open at beginning of period	667	660
Cracker Barrel stores opened during period	0	3
Holler & Dash units opened during period	0	0

Total opened during period	0	3
Maple Street Biscuit Company units acquired during period	28	0

Total company-owned units in operation at end of period	695	663

Total franchised Maple Street Biscuit Company units at end of period	5	0
Total revenue*: (In thousands)
Restaurant	$605,871	$590,978
Retail	141,961	142,565

Total revenue	$747,832	$733,543
Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$149,164	$149,188
Retail	$70,357	73,105

Total cost of goods sold	$219,521	$222,293
Average unit volume*: (In thousands)
Restaurant	$908.4	$893.5
Retail	212.8	215.5

Total	$1,121.2	$1,109.0
Operating weeks*:	8,671	8,599

Note*: These items exclude Maple Street Biscuit Company due to the fact that the acquisition occurred late in the Company’s fiscal quarter and its operating results were immaterial.

Q1 2020 vs. Q1 2019
Comparable Cracker Barrel store sales period to period increase (decrease):
Restaurant	2.1%
Retail	-0.9%
Number of Cracker Barrel locations in comparable store base:	647

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